                                                                     EXHIBIT 3.1

                               MINUTES OF ACTION
                           OF THE BOARD OF DIRECTORS
                                OF CHEROKEE INC.
                            TAKEN WITHOUT A MEETING
                          BY UNANIMOUS WRITTEN CONSENT


   The following action is taken by the Board of Directors of Cherokee Inc., a Delaware corporation (the "Corporation"), by unanimous written consent, without a meeting, as of May 1, 1998.

   WHEREAS, Section 1 of Article 2 of the By-laws of this Corporation provides for seven (7) directors;

   WHEREAS, the By-laws provide that the Board of Directors can amend this provision:

   WHEREAS, it is deemed to be in the best interest of this Corporation to amend
Section 1 of Article 2 of the By-laws to decrease the number of directors from seven to not less than three (3) or more than nine (9).

   NOW THEREFORE BE IT RESOLVED: That Section 1 of Article 2 of the By-laws of this Corporation is hereby amended in its entirety and as amended reads as follows:

   "The Board of Directors shall consist of not less than three (3) or more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office. If the number of directors is changed, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled pursuant to Article III, Section 4. In no case will a decrease in the number of directors shorten the term of any incumbent director. The directors need not be stockholders."

   The undersigned, constituting all of the directors of the Corporation, do hereby consent to the foregoing action as of the 1st day of May 1998.


/s/ Avi Dan             /s/ Timothy Ewing
-----------             -----------------
Avi Dan                 Timothy Ewing

/s/  Keith Hull         /s/  Douglas Weitman
---------------         --------------------
Keith Hull              Douglas Weitman

/s/ Jess Ravich         /s/ Robert Margolis
---------------         -------------------
Jess Ravich             Robert Margolis